EXHIBIT 99

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                                                       MONSANTO COMPANY
                                                       800 NORTH LINDBERGH BLVD
                                                       ST. LOUIS, MISSOURI 63167


RELEASE    Immediately

CONTACT    Media:     Lori Fisher (314-694-8535)
           Analysts:  Scarlett Lee Foster (314-694-8148)


MONSANTO COMPLETES ACQUISITION OF SEMINIS

     ST. LOUIS (March 23, 2005) - Monsanto Company (NYSE: MON) announced today that it has completed the acquisition of Seminis, Inc. Seminis, now a wholly-owned subsidiary of Monsanto, will retain its global business headquarters in Oxnard, California.

     Seminis is the global leader in the vegetable and fruit seed industry, supplying more than 3,500 seed varieties to commercial fruit and vegetable growers, dealers, distributors and wholesalers in more than 150 countries around the world.

     Monsanto is a leading global provider of seeds, technology and agricultural products that improve farm productivity and food quality. For more information, please visit the company's web site at www.monsanto.com.

                                      -oOo-